SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 23, 2010

Horizon Bancorporation, Inc.
(Exact name of Registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-71773 (Commission File Number)	65-0840565 (I.R.S. Employer Identification No.)

900 53rdAvenue East, Bradenton, Florida 34203 (Address of principal executive offices)

(941) 753-2265 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders for Horizon Bancorporation, Inc. (the Company) took place on June 23, 2010 in Bradenton, Florida. The Company previously filed with the Securities and Exchange Commission the proxy statement which describes in detail each of the two proposals submitted to the Company’s shareholders at the meeting. The final results for the votes cast with respect to each proposal are set forth below.

Proposal 1: Election of Directors

The Company’s shareholders elected each of the three directors nominated by the Company’s Board of Directors to serve until their term expires in 2013. The tabulation of vote on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
C. Donald Miller	1,055,089	85,388
Charles S. Conoley	1,054,439	86,038
Clarence R. Urban	1,055,689	84,788

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

Our stockholders ratified the selection of Francis & Co., CPA's as our independent registered public accounting firm for the fiscal year ending December 31, 2010. The tabulation of votes on this matter was as follows:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
1,371,919	1,411	83,267	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horizon Bancorporation, Inc. Registrant
Date: June 25, 2010	By:	/s/ Charles S. Conoley
Charles S. Conoley President and Chief Executive Officer (Principal Executive Officer)